EXHIBIT 99.1

Contact:	Mark Hord	FOR IMMEDIATE RELEASE
	ViewPoint Financial Group 972-578-5000, Ext. 7440	April 23, 2010

ViewPoint Financial Group
Announces Quarterly Cash Dividend

PLANO, Texas, April 23, 2010 — ViewPoint Financial Group (NASDAQ:VPFG), the holding company for ViewPoint Bank, today announced a quarterly cash dividend of 5 cents per share.

The cash dividend is payable on May 20, 2010, to shareholders of record as of the close of business on May 6, 2010.

ViewPoint Financial Group is the holding company for ViewPoint Bank. With more than $2.4 billion in assets, ViewPoint Bank operates 23 community bank offices and 15 loan production offices. For more information, please visit www.viewpointbank.com or www.viewpointfinancialgroup.com.

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